UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer and Director

On January 6, 2023, Harmony Biosciences Holdings, Inc. (the “Company”) announced that John C. Jacobs is resigning as President and Chief Executive Officer of the Company. In connection with his departure, Mr. Jacobs is also resigning from the Board of Directors of the Company (the “Board”). Mr. Jacobs’ resignation as President and Chief Executive Officer and as a member of the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jacobs’ last day with the Company will be January 20, 2023.

Appointment of Interim Principal Executive Officer

On January 6, 2023, the Board appointed Dr. Jeffrey M. Dayno, the Company’s current Chief Medical Officer, as the Company’s Interim Chief Executive Officer, effective January 6, 2023. Dr. Dayno will remain as the Company’s Chief Medical Officer while serving as Interim Chief Executive Officer.

Jeffrey M. Dayno, age 65, has served as the Company’s Chief Medical Officer since November 2017. Dr. Dayno also served as Chief Medical Officer of Egalet Co., now known as Zyla Life Sciences, from July 2014 to October 2017. Prior to joining Egalet Co., Dr. Dayno served as Vice President of Global Medical Affairs at ViroPharma, Inc., from August 2011 to January 2014, at which time it was acquired by Shire Pharmaceuticals. From March 2016 to June 2022, Dr. Dayno served on the board of directors of Atrin Pharmaceuticals, LLC, a private biopharmaceutical company. Dr. Dayno has served on the board of directors of Emalex Biosciences Inc. since October 2022. Dr. Dayno completed his residency in neurology at Temple University Hospital then completed a fellowship in stroke and cerebrovascular diseases at Henry Ford Hospital in Detroit, Michigan, as part of a National Institutes of Health program grant in stroke. Dr. Dayno has over 10 years of experience in clinical and academic medicine and was on the faculty at Jefferson Medical College. Dr. Dayno also has over 20 years of experience in the pharmaceutical industry in leadership roles in companies including Merck & Co., Inc., a public pharmaceutical company, and Cephalon Inc., a former public biopharmaceutical and biotechnology company, which was acquired by Teva. Dr. Dayno was one of the founding members and served as the Chairman of the Board of the Philadelphia Stroke Council, a non-profit organization dedicated to patient awareness and professional education to advance the efforts toward acute stroke treatment. Since March 2013, Dr. Dayno has been a member of the board of visitors of Temple University School of Medicine. Dr. Dayno received a B.A. in international studies from Trinity College and an M.D. from Temple University School of Medicine.

Dr. Dayno’s compensation for his service as Interim Chief Executive Officer has not yet been determined.

There are no family relationships between Dr. Dayno and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than those disclosed under the section “Related Person Transactions” in the Company’s definitive proxy statement for the Company’s 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on April 8, 2022.

Appointment of Executive Chairman

On January 6, 2023, in connection with Mr. Jacobs’ resignation from the Board and to provide additional support and oversight during this transition period, the Board appointed Jeffrey S. Aronin, currently Chairman of the Board, as the Company’s Executive Chairman, effective January 6, 2023.

Jeffrey S. Aronin, age 55, founded Harmony and has served on the Board and as non-executive Chairman since October 2017. In June 2017, Mr. Aronin founded Paragon Biosciences which he leads as Chairman and Chief Executive Officer. Paragon Biosciences is a life science innovator that invests in, builds, and advises a portfolio of bioscience companies. In addition to serving on our Board, Mr. Aronin serves on the boards of other Paragon privately-held portfolio companies, including Qlarity Imaging, LLC, which develops artificial intelligence-enabled diagnostic tools, Castle Creek Pharma, LLC, which is dedicated to rare genetic dermatology, Emalex Biosciences Inc., which is dedicated to treating neurological conditions, and Skyline Biosciences, LLC, which is dedicated to treating oncology conditions. From January 2011 to May 2017, Mr. Aronin was the Chairman and Chief Executive Officer of Marathon Pharmaceuticals, LLC, a private research-based biopharmaceutical company that developed drugs for rare diseases, which was subsequently acquired by PTC Therapeutics. Prior to that, Mr. Aronin founded Ovation Pharmaceuticals, Inc., or Ovation, where he served as President and Chief Executive Officer from 2000 to 2009. After Lundbeck A/S acquired Ovation in 2009, Mr. Aronin served as Chief Executive Officer of Lundbeck Inc. until 2011. Since June 2008, Mr. Aronin has served on the public board of directors of Discover Financial Services, Inc. Mr. Aronin also currently serves on the boards of several non-profit organizations including The Aspen Institute and MATTER, which Aronin founded to support life science innovation. Mr. Aronin received a B.S. in marketing from Northern Illinois University and an M.B.A. from DePaul University.

Mr. Aronin’s compensation for his service as Executive Chairman has not yet been determined.

There are no family relationships between Mr. Aronin and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than those disclosed under the section “Related Person Transactions” in the Company’s definitive proxy statement for the Company’s 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on April 8, 2022.

Item 7.01. Regulation FD.

On January 6, 2023, the Company issued a press release announcing the resignation of Mr. Jacobs, the appointment of Mr. Aronin as Executive Chairman and the appointment of Dr. Dayno as Interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company, dated January 6, 2023 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: January 6, 2023	By:	/s/ Sandip Kapadia
Sandip Kapadia
Chief Financial Officer